Exhibit 99.2

BioLife Solutions Expands Cell and Gene Therapy Tools Portfolio

with Acquisition of Astero Bio

Gains products that automate the thawing process for high-value biologic therapies

Provides access to addressable market projected to exceed $150 million by 2024

Conference call and webcast begin at 4:30 p.m. Eastern time today

BOTHELL, Wash. March 14, 2019 – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife”) today announced that it has entered into an agreement to acquire Astero Bio Corporation (“Astero”), a privately-held innovator in the design, development and commercialization of novel automated thawing devices, for an upfront cash payment of $8.0 million.

This transaction is expected to further strengthen BioLife’s position as a leading supplier of disruptive, enabling solutions used in the manufacture, storage and distribution of cell and gene therapies. We believe Astero’s ThawSTAR® product line broadens BioLife’s bioproduction tools portfolio and increases the Company’s footprint and engagement level in its customers’ cell and gene therapy manufacturing workflow.

Under the terms of the share purchase agreement, Astero shareholders are eligible to receive up to an additional $4.5 million in cash based on the completion of certain product development milestones and an additional $8.0 million in cash over the next three years based on attainment of specific revenue targets. The transaction includes all Astero intellectual property comprised of 20 pending patents related to thawing and other cold chain technologies. The transaction is expected to close within 30 days.

Mike Rice, BioLife CEO, commented, “The addition of Astero’s products supports our mission of building a broader cell and gene therapy tools company that we believe will offer more value to our customers in the high-growth regenerative medicine market. Reimbursement of cell and gene therapies is evolving into a “pay on cure” paradigm, with payment predicated on a positive patient response. Like our biopreservation media products, Astero products mitigate the risk of administering a non-viable dose. The synergies in this transaction include targeting the same customer base.”

Astero CEO and co-founder Samuel Kent, a seasoned life science tools sales and marketing executive, will join BioLife upon closing as Vice President, Thaw Technology Sales. “We are thrilled to join the BioLife team,” said Kent. “We’ve known the Company and its leadership for many years and have admired their thoughtful strategy and crisp execution. As a result, CryoStor® and HypoThermosol® are the de facto standard for cell and gene therapy biopreservation media. No doubt the ThawSTAR® product line will benefit from leveraging Biolife’s sales and marketing capabilities and the reputation of Aby J. Mathew, Ph.D., BioLife’s CTO, in the regenerative medicine scientific community.”

The ThawSTAR® product line is comprised of a family of automated thawing devices for frozen cell and gene therapies packaged in cryovials and cryobags. The products improve the quality of administration of high-value, temperature-sensitive biologic therapies to patients by standardizing the thawing process and reducing the risks of contamination and overheating, which are inherent with the use of traditional water baths. In a recently published market research report, Infinium Global Research estimates that the worldwide market for automated thawing devices will exceed $150 million by 2024, driven by the growth in the number of cell and gene therapy clinical trials and approvals.

Expected Strategic Benefits of the Transaction

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Sales and Marketing Leverage: BioLife expects to leverage existing relationships with key decision makers among its marquee customer base that includes leading cell and gene therapy companies in the regenerative medicine market. The ThawSTAR® technologies are considered best practices in the bioproduction of cell and gene therapies and expected to resonate with the regenerative medicine industry.

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Reimbursement Leverage: The reimbursement environment for expensive regenerative therapies is evolving into a “pay on cure” paradigm. With reimbursement predicated on therapeutic efficacy and patient response, cell and gene therapy companies need to mitigate the risk associated with administering a non-viable dose to the patient. Key risk mitigators include using optimized preservation media and automated thawing devices.

Financial Impact

“While we expect the revenue contribution in 2019 from the Astero product line to be relatively modest, we believe that by 2021, this could contribute as much as 15% of BioLife’s total revenue. Furthermore, we believe the transaction will be accretive on an adjusted EBITDA basis within 12 to 18 months,” stated Roderick de Greef, Chief Financial Officer. “We expect the transaction to close within 30 days, and will provide additional commentary on the financial impact of the acquisition when we review our 2019 guidance on this afternoon’s conference call.”

Conference Call & Webcast

The Company will host a conference call and live webcast beginning at 4:30 p.m. Eastern time this afternoon to discuss 2018 fourth quarter and full year financial results, discuss the transaction and provide other business updates. To access the live webcast, please go to www.biolifesolutions.com and click on the top banner, or directly at www.biolifesolutions.com/earnings/. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 7090558.  A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About Astero Bio

Astero Bio Corporation is a leader in novel tools and technologies for life science research, pharmaceutical manufacturing and clinical applications. Astero specializes in the development and commercialization of next-generation tools to aid in multiple stages of the lifecycles of biologics. Astero’s ThawSTAR® Automated Cell Thawing Systems are designed to replace uncontrolled and highly variable manual methods, de-risking the therapeutic cell thawing process and optimizing cell efficacy. An industry first, ThawSTAR systems optimize cell thawing using a customizable algorithm for each unique cell therapy product and protocol. These systems, combined with Astero’s ultra-low temperature cold storage and transport solutions, advance the physical management of biologics by providing safe, controlled and scalable processing of temperature-sensitive samples and products. For more information, please visit www.asterobio.com.

About BioLife Solutions

BioLife Solutions is the leading developer, manufacturer and supplier of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media for cells and tissues. Our proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the regenerative medicine, biobanking and drug discovery markets. Our biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death; offering commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function.

For more information, please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the timing and terms for closing of the company's acquisition of Astero, the expected financial performance of the company following the completion of the acquisition, the expected synergies between the company and Astero following closing of the acquisition, the company’s ability to realize all or any of the anticipated benefits associated with the acquisition, the company’s ability to implement its business strategy and anticipated business and operations following the acquisition of Astero, the potential utility of and market for its products and services, potential revenue growth and market expansion (including following the acquisition of Astero), regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding the satisfaction or waiver of all closing conditions to the acquisition of Astero; the risk that the acquisition may not be completed on the terms or in the time frame expected by the company; unexpected costs, charges or expenses resulting from the acquisition of Astero; market adoption of the company’s products or Astero’s products; the ability of the transaction to be accretive on an adjusted EBIDTA basis within a 12 – 18 month timeframe, the ability of the company to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com